Exhibit 10.10.3

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Third Amendment”) is entered into as of October       , 2013 by and between SNH MEDICAL OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”) and AXOGEN CORPORATION, a Delaware corporation (“Tenant”).

WHEREAS, Wigshaw, LLC (“Original Landlord”) and Tenant entered into that certain Lease dated February 6, 2007 (the “Original Lease”) for certain premises consisting of approximately 4,742 square feet (the “Existing Premises”) in the building known as Progress One, located at 13859 Progress Boulevard, Alachua, Florida; and

WHEREAS, Landlord succeeded to the interest of Original Landlord under the Original Lease and, with Tenant, entered into that certain First Amendment to Lease dated March 14, 2012 and that certain Second Amendment to Lease dated February 25, 2013 (the Original Lease, as so amended, the “Lease”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term thereof and to relocate the premises demised thereunder, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.                                      Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.  As used herein, the term “Leased Premises” shall refer to the premises demised under the Lease from and after December 1, 2013 (the “Relocation Date”).

2.                                      The Term of the Lease is hereby extended and shall expire on October 31, 2018.

3.                                      For the period commencing on the Relocation date, the following definitions set forth in Article 1.1 of the Lease shall be amended as follows:

(a)                                 “Annual Gross Rent” for the period commencing on December 1, 2013 and ending on October 31, 2018 shall be payable in accordance with the following schedule:

Dates	Rent Per Square Foot	Annual Gross Rent	Monthly Payment Rent
12/1/13-10/31/16	$17.00	$199,937.00	$16,661.42
11/1/16-10/31/17	$17.51	$205,935.11	$17,161.26
11/1/17-10/31/18	$18.04	$212,168.44	$17,680.70

All Annual Gross Rent shall be payable in equal monthly installments, in advance.  The monthly installment of Annual Gross Rent payable for the month of November, 2013 shall continue to be payable as set forth in Section 3 of the Second Amendment to Lease.

(b)                                 “Building” shall mean the building known as Progress Two, located on certain real property located in the City of Alachua, Alachua County, Florida, having a current address of 13631 Progress Boulevard, Alachua, FL 32615.

(c)                                  “Leased Premises”  shall be deemed to mean approximately 11,761 square feet of finished office grade area extending to the exterior faces of all walls or to the centerline of those walls separating the Leased Premises from other leased premises, together with appurtenances specifically granted in the Lease, but reserving and excepting to Landlord the use of the exterior walls and the roof and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Leased Premises in locations which will not materially interfere with Tenant’s use thereof, which area shall be located in the Progress Two Building in Progress Corporate Park with its address at 13631 Progress Boulevard, Alachua, FL 32615 and depicted by the plan attached to this Third Amendment to Lease and made a part thereof as Exhibit “A”.

(d)                                 “Rentable Area” or “Rentable Square Footage” shall mean the total area (as it exists from time to time).  Rentable Area of the Leased Premises is hereby deemed to mean approximately 11,761 square feet.

(e)                                  “Security Deposit” shall mean the sum of $16,661.42.  Upon execution of this Third Amendment, Tenant shall deposit with Landlord an additional $8,661.42, so that the total amount of the Security Deposit held by Landlord pursuant to Article 3.7 shall be $16,661.42.

(f)                                   “Term” shall mean the period commencing on the Commencement Date and ending at 11:59 p.m. on October 31, 2018 (“Expiration Date”) or such earlier date on which the Term of the Lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law, and furthermore, shall include any renewal term, if such renewal term shall come into existence.

4.                                      Landlord shall deliver and Tenant shall accept the Leased Premises on or before November 1, 2013 (the “Delivery Date”) in “as is” condition and with all mechanical, electrical and plumbing systems located in or serving the Leased Premises in good working order.  Prior to the Delivery Date, Landlord shall have the carpets in the Leased Premises cleaned and shall provide touchup painting of the interior walls of the Leased Premises (collectively, the “Relocation Work”).  All of the provisions of the Lease applicable to the Existing Premises shall apply to the Leased Premises as if the Relocation Date had occurred, except there shall be no obligation to pay Annual Gross Rent with respect to the Leased Premises prior to the Relocation Date (but Annual Gross Rent with respect to the Existing Premises shall continue to be payable through the day preceding the Relocation Date).

5.                                      Tenant shall deliver possession of the Existing Premises to Landlord on or before December 20, 2013 (the “Surrender Date”), with all of Tenant’s furniture, fixtures, equipment and all other personal property removed (at Tenant’s sole cost and expenses) and otherwise in the condition the Existing Premises are required to be delivered to Landlord under Article 6.4 of the Lease as if the Term of the Lease had expired with respect to the Existing Premises.  Without limiting the foregoing, Tenant, at Tenant’s sole cost and expense, shall remove all of Tenant’s furniture, fixtures, equipment and all other personal property from the Existing Premises on or before the Surrender Date.  Any failure by Tenant to deliver possession of the Existing Premises to Landlord in the condition required as provided above on or before the Surrender Date shall be treated as a holding over in the Existing Premises as if the Existing Premises were still the premises demised under the Lease and, in addition to all other amounts payable under the Lease, Tenant shall pay to Landlord Five Hundred Nineteen and 67/100 Dollars ($519.67) per day for each day in the period commencing on the day following the Surrender Date and ending on the date Tenant shall deliver possession of the Existing Premises to Landlord in the condition required as set forth above.  Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over following the Surrender Date.  Otherwise, all of the covenants, agreements and obligations of Tenant under the Lease shall apply and be performed by Tenant during such period of holding over as if the Existing Premises were still the premises demised thereunder and the Lease were still in effect with respect thereto.

6.                                      The first two paragraphs of Article 3.3 of the Lease are hereby deleted in their entirety and replaced with the following:

3.3.                            Increases in Insurance Premiums and Ad Valorem Taxes.  Tenant shall pay, as Additional Rent, its annual proportionate share of the increase in insurance premiums paid by Landlord for the Building and liabilities pursuant to Article 9.3 in excess of Tenant’s annual proportionate share thereof as of the Commencement Date.  For the period commencing on the Commencement Date and ending on November 30, 2013, Tenant’s annual proportionate share as of the Commencement Date is $1,241.13.  For the period commencing on December 1, 2013, Tenant shall pay, as Additional Rent, Tenant’s annual proportionate share of the increase in insurance premiums paid by Landlord for the Building and liabilities pursuant to Article 9.3 in excess of the insurance premiums payable for the 2014 calendar year.  For purpose of the immediately preceding sentence, “tenant’s annual proportionate share” shall be thirty five and 81/100 percent (35.81%).

Tenant shall pay, as Additional Rent, its annual proportionate share of the increases in ad valorem taxes (real estate) paid by Landlord with respect to the Building and the land on which it is situated in excess of Tenant’s annual proportionate share thereof as of the Commencement Date.  For the period commencing on the Commencement Date and ending on November 30, 2013, Tenant’s annual proportionate share as of the Commencement Date is $13,661.00.  For the period commencing on December 1, 2013, Tenant shall pay, as Additional Rent, Tenant’s annual proportionate share of the increase in ad valorem (real estate) taxes paid by Landlord with respect to the Building in excess of such taxes payable for the 2014 fiscal year (i.e., October 1, 2013-September 30, 2014).  For purpose of the immediately preceding sentence, “tenant’s annual proportionate share” shall be thirty five and 81/100 percent (35.81%).

7.                                      Provided that no default or breach of the Lease shall have occurred and be continuing beyond all applicable notice and cure periods at the time it gives Landlord notice exercising the option herein granted or thereafter until the Early Termination Date (unless Landlord, in its sole discretion at any time, shall elect to waive such condition by notice to

Tenant), Tenant shall have an option (the “Early Termination Option”) to terminate the Term of the Lease effective as of the date (the “Early Termination Date”) which is the later of (i) October 31, 2016 or (ii) the last day of the sixth month following Tenant’s written notice to Landlord of Tenant’s election to exercise the Early Termination Option.  Tenant shall pay to Landlord, concurrently with such notice, a fee (the “Termination Fee”) equal to the amount shown as the “Ending Balance” on the schedule attached hereto as Exhibit B for the month in which the Early Termination Date occurs (for example, the Termination Fee for an Early Termination Date of December 31, 2016 shall be $28,164.21).  Landlord may, in its sole discretion, elect to treat any notice of termination which is not accompanied by the Termination Fee either as null and void or as effective to terminate the Term as of the Early Termination Date (while not discharging Tenant from its obligation to pay the Termination Fee).

8.                                      Tenant, at its sole cost and expense and subject to compliance with the provisions of this Section 8, may install and operate during the Term of the Lease an emergency electrical generator (the “Generator”) and any associated fuel tank and natural gas meter in a location on the Common Area reasonably designated by Landlord, install underground conduit between the generator and the Leased Premises, and run necessary cables and wiring from the generator to the Leased Premises within such conduit and within the Leased Premises.  The Generator and any associated fuel tank, gas meter, conduit, cables and wiring (both interior and exterior) are hereinafter referred to collectively as  the “Generator System.”

Tenant shall prepare and submit to Landlord for its approval complete plans and specifications for the Generator System, which shall show the proposed location of the Generator and all conduits, cabling and wiring (collectively “Lines”) to be installed.  Upon final approval by Landlord of Tenant’s plans and specifications for the Generator System, Tenant may install the Generator System in accordance therewith and in compliance with all applicable permits, laws, codes, ordinances and regulations, any so-called “dig safe” requirements or procedures of local utilities, any requirements of Landlord’s insurance carrier(s) and all other provisions of the Lease applicable thereto, including, without limitation, the provisions of Article 7.

Tenant shall require its contractors to prosecute the work performed in connection with the installation of the Generator System (hereinafter the “Work”) with diligence once begun, to keep all work areas safe and free of debris at all times, and to confine their activities to the areas where the Generator System is to be installed to the greatest extent possible.

Tenant shall require that its contractors employ those means and methods that cause the least disruption or damage to the Building and the Common Area (including, without limitation, a requirement that all paved surfaces to be trenched shall be saw cut).  Tenant shall locate and protect existing utilities and shall ensure that no utility lines are cut or disturbed by the Work.  Landlord shall be entitled to inspect the Work as it progresses and to require Tenant’s contractor(s) to stop and correct any of the Work that does not conform to the approved plans and specifications or which is not being performed in accordance with the requirements hereof.

Upon completion of the installation of any underground Lines, all landscaped and paved surfaces shall be restored to their original condition and appearance, which shall include, but not be limited to, backfilling all trenches, restoration of sidewalks and other paved surfaces to a smooth and level surface, re-striping of excavated parking areas, restoration of sod and other landscaping materials, and restoration of all curbing, fencing and other improvements disturbed by the Work.  Any future settling of filled trenches occurring during the Term of the Lease shall be repaired promptly by Tenant at its sole expense following notice by Landlord.

Landlord shall have no obligation to make any alterations, repairs or replacements to any portion of the Building or the Common Area in order to accommodate the installation or operation of the Generator System.  During the Term, Tenant, at its sole cost and expense, shall perform all repairs and maintenance required to keep the Generator System in good working order, appearance and condition, and Tenant shall promptly repair any damage to the Building or the Common Area caused by the installation or operation of the Generator System.  Tenant shall operate the Generator System in compliance with all applicable codes, laws, rules and regulations.  Tenant may not relocate or modify any portion of the Generator System without, in each instance, obtaining Landlord’s prior written approval to such relocation or modification.  All components of the Generator System shall be at the sole risk of Tenant and Landlord shall have no liability to Tenant in the event any portion of the Generator System is damaged for any reason.

Unless Landlord shall agree otherwise in writing, Tenant shall, prior to the expiration or earlier termination of the Term of the Lease, remove the entire Generator System including all Lines, repair any damage caused by such removal, restore the areas where the generator, any fuel tank and Lines were located to a condition substantially the same as existed prior to the installation thereof and, at Landlord’s request and at Tenant’s expense, provide Landlord with a so-called “Phase I” environmental report from an engineer reasonably acceptable to Landlord, certifying, subject to customary limitations and standards, that the areas in which the generator and any fuel tank have been located contain no Hazardous Substances (as defined in Article 20.1).

Landlord reserves the right, upon reasonable notice to Tenant, to require Tenant to relocate the Generator System or any of its constituent components, at Tenant’s sole cost and expense, if necessary in connection with any repairs, renovations, improvements or additions to the Building or the Common Area.  In addition, Landlord reserves the right to require Tenant to relocate the generator and any fuel tank to another portion of the Common Area designated by Landlord for any other reason in Landlord’s sole discretion, provided such other portion of the Common Area is adequate for Tenant’s purposes and Landlord pays the reasonable costs of such relocation.

Tenant shall secure, pay for and keep in force a contract with a qualified and reputable maintenance contractor, reasonably acceptable to Landlord, providing for regularly scheduled maintenance of the Generator System which shall include such service as shall be customary or recommended by the manufacturer of the Generator or by such contractor to keep such system in good operating condition and repair, and Tenant shall furnish Landlord with a copy of such contract and any replacements thereof.

In addition to all other indemnities under the Lease, Tenant hereby agrees to indemnify and hold Landlord harmless from any and all claims, costs, liabilities, damages or expenses arising from the presence of the Generator System and the installation and operation thereof by Tenant.

9.                                      Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Third Amendment, other than Front Street Commercial Real Estate Group and Coldwell Banker Commercial/M.M. Parrish Realtors (individually and collectively, the “Brokers”), and in the event of any brokerage claims or liens, other than by the Brokers, against Landlord or the Building predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

10.                               As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereunto have executed this Third Amendment as of the date first written above.

LANDLORD:

SNH MEDICAL OFFICE PROPERTIES TRUST

By:	Reit Management & Research LLC,
its managing agent

	By:	/s/ David M. Lepore
David M. Lepore
Senior Vice President

TENANT:

AXOGEN CORPORATION

By:	/s/ Karen Zaderej
	Name:	Karen Zaderej
	Title:	President/CEO

EXHIBIT A

LEASED PREMISES

[See attached.]

EXHIBIT B

TERMINATION FEE SCHEDULE

Axogen Termination Schedule

	Enter values	Amortized Amounts:		Termination Fee:	$0.00	$0.00
Loan amount	$63,571.56	TIA:	$2,500.00
Annual interest rate	10.000%	Abated Rent:	$0.00
Loan period in years	5.0	Commissions:	$61,071.56
Start date of loan	12/1/2013	Est. Legal Fees:	$0.00
Optional extra payments		Total:	$63,571.56

Scheduled monthly payment	$1,350.71
Scheduled number of payments	60
Actual number of payments	60
Total of early payments	$—
Total interest	$17,470.91

No.	Payment Date	Beginning Balance	Scheduled Payment	Extra Payment	Total Payment	Principal	Interest	Ending Balance
1	12/1/2013	$63,571.56	$1,350.71	$—	$1,350.71	$820.94	$529.76	$62,750.62
2	1/1/2014	$62,750.62	$1,350.71	$—	$1,350.71	$827.79	$522.92	$61,922.83
3	2/1/2014	$61,922.83	$1,350.71	$—	$1,350.71	$834.68	$516.02	$61,088.15
4	3/1/2014	$61,088.15	$1,350.71	$—	$1,350.71	$841.64	$509.07	$60,246.51
5	4/1/2014	$60,246.51	$1,350.71	$—	$1,350.71	$848.65	$502.05	$59,397.85
6	5/1/2014	$59,397.85	$1,350.71	$—	$1,350.71	$855.73	$494.98	$58,542.13
7	6/1/2014	$58,542.13	$1,350.71	$—	$1,350.71	$862.86	$487.85	$57,679.27
8	7/1/2014	$57,679.27	$1,350.71	$—	$1,350.71	$870.05	$480.66	$56,809.22
9	8/1/2014	$56,809.22	$1,350.71	$—	$1,350.71	$877.30	$473.41	$55,931.92
10	9/1/2014	$55,931.92	$1,350.71	$—	$1,350.71	$884.61	$466.10	$55,047.32
11	10/1/2014	$55,047.32	$1,350.71	$—	$1,350.71	$891.98	$458.73	$54.155.34
12	11/1/2014	$54,155.34	$1,350.71	$—	$1,350.71	$899.41	$451.29	$53,255.92
13	12/1/2014	$53,255.92	$1,350.71	$—	$1,350.71	$906.91	$443.80	$52,349.01
14	1/1/2015	$52,349.01	$1,350.71	$—	$1,350.71	$914.47	$436.24	$51,434.55
15	2/1/2015	$51,434.55	$1,350.71	$—	$1,350.71	$922.09	$428.62	$50,512.46
16	3/1/2015	$50,512.46	$1,350.71	$—	$1,350.71	$929.77	$420.94	$49,582.69
17	4/1/2015	$49,582.69	$1,350.71	$—	$1,350.71	$937.52	$413.19	$48,645.17
18	5/1/2015	$48,645.17	$1,350.71	$—	$1,350.71	$945.33	$405.38	$47,699.84
19	6/1/2015	$47,699.84	$1,350.71	$—	$1,350.71	$953.21	$397.50	$46,746.63
20	7/1/2015	$46,746.63	$1,350.71	$—	$1,350.71	$961.15	$389.56	$45,785.48
21	8/1/2015	$45,785.48	$1,350.71	$—	$1,350.71	$969.16	$381.55	$44,816.32
22	9/1/2015	$44,816.32	$1,350.71	$—	$1,350.71	$977.24	$373.47	$43,839.08
23	10/1/2015	$43,839.08	$1,350.71	$—	$1,350.71	$985.38	$365.33	$42,853.70
24	11/1/2015	$42,853.70	$1,350.71	$—	$1,350.71	$993.59	$357.11	$41,860.10
25	12/1/2015	$41,860.10	$1,350.71	$—	$1,350.71	$1,001.87	$348.83	$40,858.23
26	1/1/2016	$40,858.23	$1,350.71	$—	$1,350.71	$1,010.22	$340.49	$39,848.01
27	2/1/2016	$39,848.01	$1,350.71	$—	$1,350.71	$1,018.64	$332.07	$38,829.37
28	3/1/2016	$38,829.37	$1,350.71	$—	$1,350.71	$1,027.13	$323.58	$37,802.24
29	4/1/2016	$37,802.24	$1,350.71	$—	$1,350.71	$1,035.69	$315.02	$36,766.55
30	5/1/2016	$36,766.55	$1,350.71	$—	$1,350.71	$1,044.32	$306.39	$35,722.23
31	6/1/2016	$35,722.23	$1,350.71	$—	$1,350.71	$1,053.02	$297.69	$34,669.20
32	7/1/2016	$34,669.20	$1,350.71	$—	$1,350.71	$1,061.80	$288.91	$33,607.41
33	8/1/2016	$33,607.41	$1,350.71	$—	$1,350.71	$1,070.65	$280.06	$32,536.76
34	9/1/2016	$32,536.76	$1,350.71	$—	$1,350.71	$1,079.57	$271.14	$31,457.19
35	10/1/2016	$31,457.19	$1,350.71	$—	$1,350.71	$1,088.56	$262.14	$30,368.63
36	11/1/2016	$30,368.63	$1,350.71	$—	$1,350.71	$1,097.64	$253.07	$29,270.99
37	12/1/2016	$29,270.99	$1,350.71	$—	$1,350.71	$1,106.78	$243.92	$28,164.21
38	1/1/2017	$28,164.21	$1,350.71	$—	$1,350.71	$1,116.01	$234.70	$27,048.20
39	2/1/2017	$27,048.20	$1,350.71	$—	$1,350.71	$1,125.31	$225.40	$25,922.90
40	3/1/2017	$25,922.90	$1,350.71	$—	$1,350.71	$1.134.68	$216.02	$24,788.21
41	4/1/2017	$24,788.21	$1,350.71	$—	$1,350.71	$1,144.14	$206.57	$23,644.07
42	5/1/2017	$23,644.07	$1,350.71	$—	$1,350.71	$1,153.67	$197.03	$22,490.40
43	6/1/2017	$22,490.40	$1,350.71	$—	$1,350.71	$1,163.29	$187.42	$21,327.11
44	7/1/2017	$21,327.11	$1,350.71	$—	$1,350.71	$1,172.98	$177.73	$20,154.13
45	8/1/2017	$20,154.13	$1,350.71	$—	$1,350.71	$1,182.76	$167.95	$18,971.37
46	9/1/2017	$18,971.37	$1,350.71	$—	$1,350.71	$1,192.61	$158.09	$17.778.76
47	10/1/2017	$17,778.76	$1,350.71	$—	$1,350.71	$1,202.55	$148.16	$16,576.21
48	11/1/2017	$16,576.21	$1,350.71	$—	$1,350.71	$1,212.57	$138.14	$15,363.64

No.	Payment Date	Beginning Balance	Scheduled Payment	Extra Payment	Total Payment	Principal	Interest	Ending Balance
49	12/1/2017	$15,363.64	$1,350.71	$—	$1,350.71	$1,222.68	$128.03	$14,140.96
50	1/1/2018	$14,140.96	$1,350.71	$—	$1,350.71	$1,232.87	$117.84	$12,908.09
51	2/1/2018	$12,908.09	$1,350.71	$—	$1,350.71	$1,243.14	$107.57	$11,664.95
52	3/1/2018	$11,664.95	$1,350.71	$—	$1,350.71	$1,253.50	$97.21	$10,411.45
53	4/1/2018	$10,411.45	$1,350.71	$—	$1,350.71	$1,263.95	$86.76	$9,147.51
54	5/1/2018	$9,147.51	$1,350.71	$—	$1,350.71	$1,274.48	$76.23	$7,873.03
55	6/1/2018	$7,873.03	$1,350.71	$—	$1,350.71	$1,285.10	$65.61	$6,587.93
56	7/1/2018	$6,587.93	$1,350.71	$—	$1,350.71	$1,295.81	$54.90	$5,292.12
57	8/1/2018	$5,292.12	$1,350.71	$—	$1,350.71	$1,306.61	$44.10	$3,985.51
58	9/1/2018	$3,985.51	$1,350.71	$—	$1,350.71	$1,317.50	$33.21	$2,668.02
59	10/1/2018	$2,668.02	$1,350.71	$—	$1,350.71	$1,328.47	$22.23	$1,339.54
60	11/1/2018	$1,339.54	$1,350.71	$—	$1,350.71	$1,339.54	$11.16	$(0.00)

2